UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 20, 2017

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	46-3235589
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Form 8-K/A is filed to add a Purchase Agreement between Ted. W. Gibson and QCI Asset Management, Inc., as Registered Investment Adviser, and the Company for 3,567 shares of the Series A Preferred Stock.

Item 3.02 Unregistered Sale of Equity Securities.

On March 20th , 2017, Corning Natural Gas Holding Corporation (the “Company”) completed a private placement of 34,967 shares of its 6% Series A Cumulative Preferred Stock (“Series A Preferred Stock”) at $25.00 per share and raised aggregate gross cash proceeds of $874,175. The private placement was completed pursuant to the terms of a series of purchase agreements, dated as of February 1, 2017 (each a “Purchase Agreement”), by and between the Company and certain directors of the Company (Messrs. Joseph P. Mirabito, George J. Welch Sr., Ted W. Gibson directly and through a registered investment adviser, and Robert B. Johnston), the independent member of the board of Leatherstocking Gas Company, a 50% owned joint venture of the Company, and an affiliate of a director, The InterTech Group. The price per share for the Series A Preferred Stock was the same as that offered in 2016 to shareholders of the Company under its shareholders’ rights offering. The Purchase Agreements contain customary representations and warranties of the Company and each purchaser. No underwriting discounts or commissions were paid in connection with the private placement. The Company intends to use the net proceeds from the private placement for general corporate purposes.

The issuance and sale of the Common Stock was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and the shares may not be sold in the United States absent registration or an applicable exemption from registration requirements. The Common Stock was offered and sold in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act and corresponding provisions of state securities laws.

The foregoing is a summary of the terms of the Purchase Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreements, copies of which are attached hereto as exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and Joseph P. Mirabito.
10.2	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and George J. Welch, Sr.
10.3	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and Ted W. Gibson.
10.4	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and Robert B. Johnston.

10.5	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and Carl T. Hayden.
10.6	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and The InterTech Group.
10.7	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and Ted W. Gibson and QCI Asset Management, Inc., as registered investment adviser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Firouzeh Sarhangi

Chief Financial Officer

Dated: March 21, 2017

EXHIBIT INDEX

Exhibit No.	Description	Location
10.1	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and Joseph P. Mirabito.	Filed with the Company’s Form 8-K filed with the SEC on 3/20/17 (“2017 8-K”)
10.2	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and George J. Welch, Sr.	Filed with 2017 8-K
10.3	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and Ted W. Gibson.	Filed with 2017 8-K
10.4	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and Robert B. Johnston.	Filed with 2017 8-K
10.5	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and Carl T. Hayden.	Filed with 2017 8-K
10.6	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and The InterTech Group.	Filed with 2017 8-K
10.7	Purchase Agreement, dated as of February 1, 2017, between Corning Natural Gas Holding Corporation and Ted W. Gibson and QCI Asset Management, Inc., as registered investment adviser.	Filed herewith